                                                                    EXHIBIT 4(g)
                              CERTIFICATE OF TRUST

      The undersigned, the trustees of Kmart Financing IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

      10. The name of the business trust being formed hereby (the "Trust") is "Kmart Financing IV."

      11. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

            Bank of New York (Delaware)
            23 White Clay Center
            Route 273
            Newark, Delaware  19711

      12. This Certificate of Trust shall be effective as of the date of filing.

Dated:  February 16, 1996



                                  /s/ Marvin P. Rich
                                  -----------------------------------
                                  Name:        Marvin P. Rich
                                  Title:       Trustee



                                  /s/ James P. Churilla
                                  -----------------------------------
                                  Name:        James P. Churilla
                                  Title:       Trustee


                                  Bank of New York, Delaware, as
                                  Trustee




                              By: /s/ Walter Douglas
                                  -----------------------------------
                                  Name:  Walter Douglas
                                  Title: CFO and Vice President